UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2014

Soupman, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212)  768-7687

    (Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Since December 2014, the Company has issued 500,000 shares of its Series B Convertible Preferred Stock for proceeds of $100,000 to three (3) accredited investors having a stated value of $100,000.00 and has agreed to issue 2,965,000 additional shares to two (2) additional accredited investors for proceeds of $593,000. The Company has also issued a warrant agreement for up to an aggregate of 8,750,000 shares of its Series B Convertible Preferred Stock at an exercise price of $0.20 cents per share (which shares of Series B Preferred stock are convertible to the Company’s common stock at $0.02 cents per share) to an accredited investor. A copy of the agreement is attached hereto as Exhibit 10.3.

On January 2, 2015, the Company also entered into a six month consulting agreement with Mighty Joe Marketing, the terms of which are attached hereto to this 8-K as Exhibit 10.1 and a five month consulting agreement with Pat Guadagno, the terms of which are attached hereto as Exhibit 10.2.

The securities issued and sold to accredited investors as described above were issued pursuant to Section 4(a)(2) of the Securities Act. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The holders were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

The purpose for issuance of the new Preferred Stock is to raise capital for the paying down of derivative debt and for general working capital purposes.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2014, Soupman, Inc. (the “Company”) filed a with the Delaware Secretary of State a Certificate of Designations for Series B Convertible Preferred Stock authorizing the Company to issue up to 20,000,000 shares par value ($0.001); the Certificate of Designation became effective on December 31, 2014 and carried certain liquidation and conversion rights. A copy of the Certificate of Designations is attached hereto as exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

3.1. Certificate of Designations for Series B Convertible Preferred Stock

10.1 Consulting Agreement with Mighty Joe Marketing

10.2 Consulting Agreement with Pat Guadagno

10.3 Warrant Agreement with Wealth Colony SPV II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015	SOUPMAN, INC.

	By:	/s/ Robert N. Bertrand
Name: Robert N. Bertrand Title: President and Chief Financial Officer